UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): April 2, 2007

                             Del Laboratories, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

       Delaware                     001-05439                  13-1953103
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(State or Other Jurisdiction       (Commission               (IRS Employer
of Incorporation)                  File Number)           Identification No.)

726 RexCorp Plaza, P. O. Box 9357, Uniondale, New York          11553-9357
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         (Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code:   (516) 844-2020


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 31, 2007, Del Laboratories, Inc. (the "Company") entered into a Waiver and Consent to the Credit Agreement, dated as of December 29, 2005 (as amended to the date hereof, the "Credit Agreement"), among DLI Holding II Corp., the Company, the Lenders party thereto, J. P. Morgan Securities, Inc., and JPMorgan Chase Bank, N.A., as administrative agent.

Among other things, the Waiver and Consent (i) waives certain Defaults or Events of Default relating to any potential restatement or revision of the Company's consolidated financial statements delivered prior to the date of the Waiver and Consent, and (ii) extends the date on which audited financial statements with respect to the fiscal year ended December 31, 2006, and certain other documents under the Credit Agreement, are required to be delivered to April 30, 2007 from March 31, 2007.

A copy of the Waiver and Consent is attached as Exhibit 4.1 hereto and incorporated by reference herein.

ITEM 8.01   OTHER EVENTS

On April 2, 2007, the Company filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (the "SEC"), notifying the SEC that the Company will be unable to file its Annual Report on Form 10-K for the year ended December 31, 2006 by the required filing date of April 2, 2007. An error was identified in the Company's income tax provision for the period February 1, 2005 to December 31, 2005 (the "2005 Successor Period"). In addition, the Company identified understatements of certain liabilities pertaining to the predecessor financial periods. The Company will not be able to timely file its Annual Report on Form 10-K until it completes an analysis of the errors to determine whether a restatement of its historical financial statements is required and the Company's independent registered public accounting firm, KPMG LLP, completes its auditing procedures.

The Company was acquired on January 27, 2005 and utilized January 31, 2005 as the acquisition date for accounting purposes. The periods prior to January 31, 2005 are referred to as the predecessor periods and the periods subsequent to January 31, 2005 are referred to as the successor periods.

The error in the income tax provision is expected to result in an understatement of the benefit from income taxes for the 2005 Successor Period and a corresponding overstatement of the net deferred tax liability as of December 31, 2005. The predecessor understatements of certain liabilities relate to reserves required for future sales returns and markdowns, and an accrual required for co-operative and promotional advertising programs.

The Company is currently evaluating the effect of these errors on its historical financial statements; however, the errors are not expected to have any impact on the Company's cash position (including availability under the asset-based revolving credit facility), the Company's 2005 Credit Agreement EBITDA (as defined in the credit agreement), or on the Company's results of operations for the predecessor periods.

The Company has not yet fully assessed the impact of the income tax provision error on its internal control over financial reporting and disclosure controls and procedures.

The audit committee of the Company's board of directors has discussed these matters with the Company's independent registered public accounting firm, KPMG LLP.





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ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

4.1 Waiver and Consent, dated as of March 31, 2007, to the Credit Agreement, dated as of December 29, 2005 (as amended to the date hereof, the "Credit Agreement"), among DLI Holding II Corp., the Company, the Lenders party thereto,
J. P. Morgan Securities, Inc., and JPMorgan Chase Bank, N.A., as administrative agent.








                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DEL LABORATORIES, INC.
                                       BY: /S/ JOSEPH SINICROPI
                                       ------------------------
                                       Joseph Sinicropi
                                       Executive Vice President and
                                       Chief Financial Officer

Date:  April 2, 2007